UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2016

THE MOSAIC COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-32327	20-1026454
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3033 Campus Drive Suite E490 Plymouth, Minnesota	55441
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 918-8270

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Stock Purchase Agreement

On December 19, 2016, The Mosaic Company (“Mosaic”) entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) with Vale S.A. (“Vale”) and Vale Fertilizer Netherlands B.V. (“Vale Netherlands” and, together with Vale and certain of its affiliates, the “Sellers”), pursuant to which Mosaic agreed, upon the terms and subject to the conditions set forth in the Stock Purchase Agreement, to purchase from the Sellers (the “Purchase”) Vale’s global phosphate and potash operations conducted through Vale Fertilizantes S.A. (the “Company”), with the Purchase to be effected through the acquisition by Mosaic of all of the issued and outstanding capital stock of the Company. The aggregate consideration to be paid by Mosaic to the Sellers is comprised of (i) $1.25 billion in cash and (ii) 42,286,874 shares of Mosaic common stock, par value $0.01 per share to be issued and delivered to Vale or an affiliate of Vale. The cash portion of the purchase price is subject to adjustments based on matters such as the working capital and indebtedness balances of the Company at the time of the closing. In addition, the Sellers will be entitled to receive an additional amount in cash of up to $260 million if certain thresholds relating to the pricing of monoammonium phosphate and the strength of the Brazilian Real over the two year-period following the closing of the Purchase are satisfied.

The Company and its subsidiaries (collectively, the “Company Group”) conduct global phosphate and potash operations, including facilities and projects in the provinces of Minas Gerais, Goiás, Sergipe and São Paulo, Brazil, Saskatchewan, Canada, and Mendoza, Argentina. The Company Group also operates certain industrial complexes located in the City of Cubatão (the “Cubatão Business”). The Cubatão Business will not be included in the Purchase and will instead be transferred, prior to the closing of the Purchase, to affiliates of the Sellers. As part of the Purchase, Mosaic will acquire the Sellers’ 40% economic interest in the joint venture which owns the Miski Mayo phosphate rock mine in the Bayovar region of Peru, in which Mosaic already holds a 35% economic interest on the date of this report, and Vale’s potash project at Kronau, Saskatchewan. In addition, under the Stock Purchase Agreement, Mosaic has an option to acquire the Sellers’ Rio Colorado, Argentina, potash project as part of the Purchase.

Closing Conditions

The closing of the proposed Purchase is subject to number of conditions, including, among others, (i) completion of the transfer of the Cubatão Business from the Company Group to affiliates of the Sellers as well as other restructuring transactions, (ii) the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and antitrust approvals in Brazil and Canada, (iii) the achievement of certain other specified regulatory and operational milestones (the “Regulatory Milestones Condition”), (iv) the absence of any governmental restraint due to the recent water loss incident at Mosaic’s New Wales facility in Florida that results in a reduction or suspension of operations or increased operating costs at the facility and would reasonably be expected to materially adversely impact Mosaic and its subsidiaries, taken as a whole (the “New Wales Condition”), (v) receipt of certain third party consents and (vi) other customary closing conditions.

Termination; Termination Fee; Expense Reimbursement

The Stock Purchase Agreement may be terminated by Mosaic or the Sellers in certain circumstances, including, if the Purchase has not been consummated by December 31, 2017.

If the Stock Purchase Agreement is terminated by Mosaic or Vale because the Sellers have not obtained certain specified third party consents within 75 days after the date of the Stock Purchase Agreement, the Sellers may be required to pay Mosaic a termination fee of $125 million. In addition, Mosaic or the Sellers, as the case may be, will be required to reimburse the other party’s costs and expenses incurred in connection with the Stock Purchase Agreement up to a maximum amount of $30 million if the Stock Purchase Agreement is terminated because the Purchase has not been consummated by December 31, 2017 and the only condition that is not satisfied on that date is, in the case of Mosaic, the New Wales Condition and, in the case of the Sellers, the Regulatory Milestones Condition.

Representations and Warranties; Covenants; Indemnification

Mosaic and the Sellers each have made customary representations and warranties and covenants in the Stock Purchase Agreement. The Sellers have further agreed not to solicit alternative transactions or engage in discussions concerning, or provide confidential information in connection with, an alternative transaction. Mosaic and the Sellers have agreed to indemnify each other following the closing of the Purchase for breaches of representations and warranties, breaches of covenants and certain other matters, subject to certain conditions and limitations set forth in the Stock Purchase Agreement.

Appointment of Vale Designee to Mosaic Board of Directors

In the Stock Purchase Agreement, Mosaic agreed to enter into an Investor Agreement with Vale (the “Investor Agreement”), effective as of the closing of the Purchase, that will, among other things, provide Vale with certain rights to designate up to two individuals to Mosaic’s Board of Directors. The Investor Agreement is discussed further below.

Investor Agreement

Concurrently with the closing of the Purchase, Mosaic and the Sellers will enter into an Investor Agreement (the “Investor Agreement”).

Director Designation Rights

The Investor Agreement will provide that (i) so long as affiliates of Vale (the “Vale Stockholders”) beneficially own a number of shares of Mosaic common stock representing at least 90% of the shares to be issued to them at the closing of the Purchase (together with any shares of Mosaic common stock received by the Vale Stockholders in connection with any stock split, stock dividend or similar transaction, the “Shares”), the Vale Stockholders will be entitled to designate two individuals for nomination to Mosaic’s Board of Directors and (ii) so long as the Vale Stockholders beneficially own a number of shares of Mosaic common stock representing at least 50% of the Shares (but less than 90% of the Shares), the Vale Stockholders will be entitled to designate one individual for nomination to Mosaic’s Board of Directors, in each case, at each stockholders meeting at which directors of Mosaic are elected. Each individual nominated by the Vale Stockholders must meet the standards and qualifications set forth in the Investor Agreement upon the reasonable determination of Mosaic’s Board of Directors or its Corporate Governance and Nominating Committee. So long as the Vale Stockholders have the right to designate two nominees, the Vale Stockholders may only designate one nominee who is then serving as a director, officer or employee of Vale or any of its subsidiaries and, if the Vale Stockholders designate two nominees, one of the two designees must be “independent” with respect to Mosaic under the rules governing companies listed on the New York Stock Exchange and under Mosaic’s Director Independence Standards.

Transfer and Standstill Restrictions

The Investor Agreement will also provide that, during the two-year period following the closing of the Purchase, the Vale Stockholders may not transfer any of the Shares that they beneficially own, except that the Vale Stockholders may transfer Shares to one or more of their respective affiliates, with the written consent of Mosaic or in connection with a business combination transaction involving Mosaic (including a third party tender or exchange offer that is recommended by Mosaic’s Board of Directors). So long as the Vale Stockholders beneficially own 5% or more of the outstanding voting securities of Mosaic, however, the Vale Stockholders may not, subject to certain specified exceptions, transfer any Shares to (i) any person if, after giving effect to such transfer, such person would beneficially own voting securities that represent 5% or more of the total voting power of Mosaic or (ii) certain specified competitors of Mosaic and other persons identified in the Investor Agreement.

In addition, during the period (the “Standstill Period”) from the closing of the Purchase until the later of the third anniversary of the closing of the Purchase and the date on which Mosaic’s Board of Directors no longer includes any designees of the Vale Stockholders, Vale and the Vale Stockholders will be subject to certain standstill restrictions. Under such standstill restrictions, Vale and the Vale Stockholders may not, among other things, acquire any shares of Mosaic common stock, except that (i) if, at the closing of the Purchase, the shares to be received by the Vale Stockholders at the closing of the Purchase represent less than 15% of the total voting power of Mosaic, the Vale Stockholders may, during the subsequent 2-year period, acquire additional shares of Mosaic common stock so long as the shares of Mosaic common stock beneficially held by the Vale Stockholders Shares (including such additional shares of Mosaic common stock) do not represent more than 15% of the total voting power of Mosaic and (ii) so long as the Vale Stockholders have the right to designate at least one director nominee, the Vale Stockholders may, in connection with a bona fide registered public offering by Mosaic of voting securities for cash for its own account, acquire additional shares of Mosaic common stock in the open market or, under certain circumstances, pursuant to such public registered offering so long as, immediately after such acquisition, the total voting power represented by the Mosaic common stock beneficially owned by the Vale Stockholders immediately following the acquisition is not greater than the total voting power represented by the Mosaic common stock beneficially owned by the Vale Stockholders immediately prior to such acquisition.

Voting Agreement

During the Standstill Period, the Vale Stockholders will vote all voting securities of Mosaic that they beneficially own (i) with respect to any proposal or resolution relating to the election of directors, in accordance with the recommendation of Mosaic’s Board of Directors and (ii) with respect to any other proposal or resolution, at their election, either in the same manner as, and in the same proportion to, all voting securities that are not beneficially held by the Vale Stockholders are voted or in accordance with the recommendation of Mosaic’s Board of Directors. After the date on which the Mosaic Board no longer includes a nominee designated by the Vale Stockholders, the Vale Stockholders may vote all of the voting securities of Mosaic they beneficially own in their sole discretion with respect to any proposal or resolution relating to any merger, consolidation, business combination or other extraordinary transaction involving Mosaic or any of its subsidiaries.

Non-Competition and Non-Solicitation Covenants; Registration Rights; Termination

Under the Investor Agreement, Vale and the Vale Stockholders agreed to a three-year non-competition and a two-year employee non-solicitation covenant. In addition, the Vale Stockholders will be entitled to certain demand and customary piggyback registration rights beginning on the 2nd anniversary of the closing of the Purchase.

Except for certain specified provisions, the Investor Agreement will terminate (i) upon the mutual agreement of the parties thereto or (ii) upon the later to occur of (x) the 3rd anniversary of the closing of the Purchase and (y) the date on which the Vale Stockholders no longer beneficially own any Shares.

Additional Information

The foregoing descriptions of the Stock Purchase Agreement and the Investor Agreement do not purport to be complete and are subject to, and qualified in their entirety by reference to, the full text of the Stock Purchase Agreement and the form of Investor Agreement, respectively, copies of which are attached as Exhibits 2.1 and 2.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

The Stock Purchase Agreement and the Investor Agreement have been attached as Exhibits to this Current Report on Form 8-K to provide investors with information regarding their respective terms. They are not, however, intended to provide any other factual information about Mosaic, Vale or their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Stock Purchase Agreement and the Investor Agreement: (i) were made only for the purposes of those agreements and as of specific dates; (ii) were made solely for the benefit of the parties thereto; (iii) may be subject to limitations agreed upon by such parties, including being qualified by confidential disclosures that were delivered to the parties in connection with the execution and delivery of the Stock Purchase Agreement and that were made for the purpose of allocating contractual risk between the parties thereto instead of establishing these matters as facts; and (iv) may be subject to standards of materiality applicable to the contracting parties that differ from what might be viewed as material by investors. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the dates of the Stock Purchase Agreement or the Investor Agreement, which subsequent information may or may not be fully reflected in public disclosures by the parties thereto. Accordingly, investors should not rely on the representations, warranties and covenants contained in the Stock Purchase Agreement or the Investor Agreement or any descriptions thereof as characterizations of the actual state of facts or condition of Mosaic, Vale or any of their respective subsidiaries or affiliates.

Item 3.02 Unregistered Sales of Equity Securities

Pursuant to the Stock Purchase Agreement described above in Item 1.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference, Mosaic has agreed to deliver 42,286,874 shares of its common stock to Vale or an affiliate of Vale as part of the purchase price at the closing of the Purchase, subject to the satisfaction of the applicable closing conditions. The issuance of such shares by Mosaic to the Sellers will be made pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and/or Rule 506 promulgated thereunder.

Item 7.01 Regulation FD

The following information is being “furnished” in accordance with General Instruction B.2. of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing:

On December 19, 2016, Mosaic issued a press release announcing the transaction. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Forward Looking Statements

This report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about our proposed acquisition of the global phosphate and potash operations of Vale S.A. (“Vale”) conducted through Vale Fertilizantes S.A. (the “Transaction”) and the anticipated benefits and synergies of the proposed Transaction, other proposed or pending future transactions or strategic plans and other statements about future financial and operating results. Such statements are based upon the current beliefs and expectations of The Mosaic Company’s management and are subject to significant risks and uncertainties. These risks and uncertainties include, but are not limited to: risks and uncertainties arising from the possibility that the closing of the proposed Transaction may be delayed or may not occur, including delays or risks arising from any inability to obtain governmental approvals of the Transaction on the proposed terms and schedule, any inability of Vale to achieve certain other specified regulatory and operational milestones or to successfully complete the transfer of the Cubatão business to Vale and its affiliates in a timely manner, and the ability to satisfy any of the other closing conditions; our ability to secure financing, or financing on satisfactory terms and in amounts sufficient to fund the cash portion of the purchase price without the need for additional funds from other liquidity sources; difficulties with realization of the benefits of the proposed Transaction, including the risks that the acquired business may not be integrated successfully or that the anticipated synergies or cost or capital expenditure savings from the Transaction may not be fully realized or may take longer to realize than expected, including because of political and economic instability in Brazil or changes in government policy in Brazil; the predictability and volatility of, and customer expectations about, agriculture, fertilizer, raw material, energy and transportation markets that are subject to competitive and other pressures and economic and credit market conditions; the level of inventories in the distribution channels for crop nutrients; the effect of future product innovations or development of new technologies on demand for our products; changes in foreign currency and exchange rates; international trade risks and other risks associated with Mosaic’s international operations and those of joint ventures in which Mosaic participates, including the risk that protests against natural resource companies in Peru extend to or impact the Miski Mayo mine, the ability of the Wa’ad Al Shamal Phosphate Company (also known as MWSPC) to obtain additional planned funding in acceptable amounts and upon acceptable terms, the timely development and commencement of operations of production facilities in the Kingdom of Saudi Arabia, the future success of current plans for MWSPC and any future changes in those plans; difficulties with realization of the benefits of our long term natural gas based pricing ammonia supply agreement with CF Industries, Inc., including the risk that the cost savings initially anticipated from the agreement may not be fully realized over its term or that the price of natural gas or ammonia during the term are at levels at which the pricing is disadvantageous to Mosaic; customer defaults; the effects of Mosaic’s decisions to exit business operations or locations; changes in government policy; changes in environmental and other governmental regulation, including expansion of the types and extent of water resources regulated under federal law, carbon taxes or other greenhouse gas regulation, implementation of numeric water quality standards for the discharge of nutrients into Florida waterways or efforts to reduce the flow of excess nutrients into the Mississippi River basin, the Gulf of Mexico or elsewhere; further developments in judicial or administrative proceedings, or complaints that Mosaic’s operations are adversely impacting nearby farms, business operations or properties; difficulties or delays in receiving, increased costs of or challenges to necessary governmental permits or approvals or increased financial assurance requirements; resolution of global tax audit activity; the effectiveness of Mosaic’s processes for managing its strategic priorities; adverse weather conditions affecting operations in Central Florida, the Mississippi River basin, the Gulf Coast of the United States or Canada, and including potential hurricanes, excess heat, cold, snow, rainfall or drought; actual costs of various items differing from management’s current estimates, including, among others, asset retirement, environmental remediation, reclamation or other environmental regulation, Canadian resources taxes and royalties, or the costs of the MWSPC, its existing or future funding and Mosaic’s commitments in support of such funding; reduction of Mosaic’s available cash and liquidity, and increased leverage, due to its use of cash and/or available debt capacity to fund financial assurance requirements and strategic investments; brine inflows at Mosaic’s Esterhazy, Saskatchewan, potash mine or other potash shaft mines; other accidents and disruptions involving Mosaic’s operations, including potential mine fires, floods, explosions, seismic events, sinkholes or releases of hazardous or volatile chemicals; and risks associated with cyber security, including reputational loss; as well as other risks and uncertainties reported from time to time in The Mosaic Company’s reports filed with the Securities and Exchange Commission. Actual results may differ from those set forth in the forward-looking statements.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Reference is made to the Exhibit Index hereto with respect to the exhibit furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MOSAIC COMPANY

Date: December 19, 2016	By:	/s/ Mark J. Isaacson

	Name:	Mark J. Isaacson
	Title:	Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

2.1	Stock Purchase Agreement, dated as of December 19, 2016, by and among The Mosaic Company, Vale S.A. and Vale Fertilizer Netherlands B.V.*

2.2	Form of Investor Agreement by and among The Mosaic Company, Vale Fertilizer Netherlands B.V. and Vale S.A.

99.1	Press Release of Mosaic, issued December 19, 2016

*	Mosaic agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted schedules and exhibits to the extent required by the rules of the Securities and Exchange Commission upon request.